SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2007

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-871-7111

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Compensatory Arrangements of Certain Officers

On June 11, 2007, the board of directors approved, effective June 4, 2007, the details of an employment and compensation agreement with Jon D. Berkley, our President and CEO.

The material terms of Mr. Berkley’s employment and compensation by the Company will be as follows:

•	Annual salary of $270,000
•	Initial grant of options to purchase 400,000 shares of Series A Common Stock in the Company at $5.00 per share.
•
Subsequent non-qualified grants of options to purchase another potential 600,000 shares of Series A Common Stock in the Company will be granted subject to achieving specific performance based milestones.

•	The exercise price for all such subsequent advances shall be equal to the publicly-quoted market price on the date of the grant.
•	All options grants will fully vest immediately upon any change in control of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Las Vegas Gaming, Inc.

/s/ Jon D. Berkley
Jon D. Berkley
President and CEO

Date: June 11, 2007